Response to Item 77D

Eaton Vance Risk-Managed Diversified
Equity Income Fund

Material changes to the investment policies of the Fund are described in "Notice to Shareholders" in the annual report to shareholders dated December 31, 2010 and are incorporated herein by reference.
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